EX-99.1
Premier Exhibitions, Inc. Announces Share Repurchase
Authorization
Atlanta, GA— (October 30, 2007) Premier Exhibitions, Inc. (NASDAQ: PRXI) today announced that its board of directors has authorized the repurchase of up to 1 million of the Company’s outstanding common shares. The share repurchase program is designed to reduce the dilutive effect of the Company’s equity compensation programs, and it reflects the Company’s confidence in the long-term value of its common stock.
Under the program, share purchases may be made from time to time on the open market, in privately negotiated transactions or by other means, at management’s discretion. The manner of the purchases, the amount that the Company spends and the number of shares it ultimately purchases will vary based on a range of factors, including share price. The share repurchase program may be funded through operating cash flow and/or through the Company’s revolving line of credit and is expected to be accretive to Premier’s earnings per share.
Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2007, especially in the Risk Factors and the Management’s Discussion and Analysis sections, and its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K (each of which is available upon request from the Company), may affect the future results of the Company and cause those results to differ materially from those expressed in the forward-looking statements: material adverse changes in the economic conditions in the Company’s markets, including terrorist attacks; competition from others; how much capital the Company may or may not receive from required financings; and whether or not, and to what extent, the Company consummates its planned leases to place exhibitions. The Company disclaims any obligation to update these forward-looking statements and cautions investors not to place undue reliance on the forward-looking statement contained in this press release. The Company’s forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update or revise these statements except as may be required by law.
     For additional Information:
     Investor Relations
     North Coast Advisors, Inc.:
     Craig T. Stewart (585) 218-7371

     cstewart@ncainc.com
     Media Inquiries:
     Premier Exhibitions, Inc.:
     Katherine Morgenstern (404) 842-2600
     kmorgenstern@prxi.com